Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the accompanying Annual Report on Form 10-K (the “Report”) of Travelzoo Inc. for the period ended December 31, 2016, the undersigned certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that (1) this Report complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and (2) the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date:	March 15, 2017	By:	/s/ HOLGER BARTEL
Holger Bartel
Chairman of the board of directors and Global CEO
The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of this Report or as a separate disclosure document.